UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Filed as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference in this Item 7.01, is the text of a correspondence from CNL Lifestyle Properties, Inc. (the “Company”) to financial advisors and broker dealers that participated in the Company’s public offerings, notifying them that the board of directors of the Company (the “Board”) unanimously approved $2.10 as the estimated net asset value (“NAV”) per share of the Company’s common stock as of November 30, 2016, based on a share count of 325,182,969 shares issued and outstanding.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information contained in this Item 7.01, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of the Exchange Act, nor shall any of such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

By furnishing the information contained in this Item 7.01 disclosure, including Exhibit 99.1, the Company makes no admission as to the materiality of such information.

Item 8.01	Other Events.

Determination of Estimated Net Asset Value Per Share as of November 30, 2016

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on November 2, 2016 (the “November 2, 2016 8-K”), the Company entered into a Purchase and Sale Agreement dated as of November 2, 2016 with EPR Properties, a Maryland real estate investment trust (“EPR”), and Ski Resort Holdings LLC, a Delaware limited liability company owned by funds affiliated with Och-Ziff Real Estate, for the sale of all of the Company’s remaining properties for an aggregate purchase price of $830 million (the “Sale Agreement”). Also as previously reported in the November 2, 2016 8-K, on November 1, 2016 the Board approved a plan of liquidation and dissolution (the “Plan of Dissolution”), subject to stockholder approval, to liquidate and dissolve the Company and to distribute the net proceeds thereof (including amounts received under the Sale Agreement) to stockholders and declared a special distribution in the amount of $0.50 per share payable to the holders of record of the Company’s common stock as of the close of business on November 1, 2016 (the “Special Distribution”). The Special Distribution, which was paid on or about November 14, 2016, totaled approximately $163 million.

The Company prepares and announces an estimated net asset value per share of its common stock and provides such information to its stockholders and to members of the Financial Industry Regulatory Authority (“FINRA”) and their associated persons who participated in the Company’s public offerings to assist them in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The Company’s most recent estimated NAV determination was $3.05 per share as of December 31, 2015. In light of the announcement of the Sale Agreement and the payment of the Special Distribution, the Board has determined to calculate and announce a new estimated NAV as of November 30, 2016 after taking into account those developments.

To assist the Board and the Company’s valuation committee, which is comprised solely of the Company’s independent directors (the “Valuation Committee”), in establishing a new estimated NAV per share of the Company’s common stock as of November 30, 2016 (the “Valuation Date”), CNL Lifestyle Advisor Corporation, the Company’s advisor (the “Advisor”), prepared an analysis (the “Valuation Analysis”) based on the gross aggregate purchase price of $830 million set forth in the Sale Agreement as well as cash on hand and other adjustments as outlined below.

The Advisor provided the Valuation Analysis to the Valuation Committee and the Board. As of the Valuation Date, the Company’s investment portfolio consisted of interests in 36 properties: 16 ski and mountain lifestyle properties and 20 attractions properties. In preparing the Valuation Analysis, the Advisor utilized the following:

-	the Sale Agreement;

-	the Company’s balance sheet as of September 30, 2016, as adjusted for estimated contingencies, costs and operations based on a closing date under the Sale Agreement as of March 31, 2017 and the Company’s liquidation and dissolution by year end 2017; and

-	the Company’s reports filed with the SEC.

The Valuation Committee and the Board reviewed the Valuation Analysis and considered the material assumptions relating thereto. Upon due consideration, on December 5, 2016, the Valuation Committee recommended to the Board an estimated NAV as of November 30, 2016 of $2.10 per share of Company common stock, which amount represents the low end of the range announced by the Company in the November 2, 2016 8-K as its estimate of the amount to be received by stockholders in connection with the Plan of Dissolution, after receipt of the Special Distribution. Thereafter, at a special meeting of the Board, which was also held on December 5, 2016, the Board accepted the recommendation of the Valuation Committee and unanimously approved $2.10 as the estimated NAV per share of the Company’s common stock based on a share count of 325,182,969 shares issued and outstanding as of November 30, 2016 (the “2016 NAV”).

The 2016 NAV deviates from the Company’s valuation policy which requires valuation as of December 31 each year and from the recommendations and methodologies of the Investment Program Association, a trade association for non-listed direct investment vehicles (“IPA”), as set forth in IPA Practice Guideline 2013-01 “Valuations of Publicly Registered Non-Listed REITs”, by including estimated costs and fees to consummate the transactions under the Sale Agreement and the Company’s liquidation and dissolution. The 2016 NAV is an Advisor-led interim valuation based on the execution of the Sale Agreement and related events.

The following table summarizes the material components of the Company’s NAV estimates as of December 31, 2015 and November 30, 2016 and provides a comparison of such value and the components thereof. Wholly-owned asset values are based on the aggregate purchase price under the Sale Agreement, and wholly-owned and partially-owned asset values also reflect the Company’s adjusted balance sheet as of September 30, 2016, which includes asset dispositions year-to-date with an aggregate sales price of $158.2 million. In addition adjustments were made to reflect the Special Distribution as well as estimated transaction fees, liquidation costs, holdbacks and reserves based on an estimated closing date of March 31, 2017 and the Company’s liquidation and dissolution prior to the end of 2017.

Table of Value Estimates for Components of Net Asset Value

	Value ($ in 000’s) 12/31/15	Per Share	Value ($000’s) 11/30/16	Per Share
Wholly-Owned Assets	$982,400	$3.02	$830,000	$2.55
Partially-Owned Assets	103,000	0.32	0	0.00
Cash	112,976	0.35	62,716	0.19
Accounts Receivables and Other Assets	40,146	0.12	16,173	0.05
Mortgages and Other Notes Receivable	0	0.00	0	0.00
Fair Market Value of Debt	(185,418)	(0.57)	(143,806)	(0.44)
Accounts Payable and Other Liabilities	(27,243)	(0.08)	(38,710)	(0.12)
Total	$1,025,861	3.15	$726,375	$2.23
Less: Estimated Transaction Fees/Liquidation Costs/Contingencies	(34,000)	(0.10)	(43,488)	(0.13)
Net Asset Value	$991,861	$3.05	$682,887	$2.10

The 2016 NAV, which is based on the total amount estimated to be distributed to stockholders upon final liquidation and dissolution of the Company pursuant to the Plan of Dissolution, is less than the 2015 NAV. The principal factors contributing to a lower 2016 NAV are asset-based adjustments resulting from the extended sales process and negotiations, a challenging 2015/2016 ski season, and unforeseen capital investment requirements at certain Properties. The 2016 NAV is based on a number of assumptions including consummation of the transactions contemplated by the Sale Agreement and are susceptible to uncertainty and changes in circumstances.

Any material change in such information, circumstances and/or conditions may have a material effect on the Company’s 2016 NAV.

Communications with Stockholders

A copy of the correspondence to the Company’s stockholders regarding the 2016 NAV (the “Letter to Stockholders”) is filed with this Current Report as Exhibit 99.2 and is incorporated herein by reference. The Letter to Stockholders will be posted on the Company’s website at www.cnllifestylereit.com and will not be mailed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Text of correspondence from the Company to financial advisors and broker dealers regarding the 2016 NAV.

99.2	Text of the Letter to Stockholders dated December 6, 2016.

Caution Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not statements of historical or fact, including statements about the purported value of the Company’s common stock, may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements, including statements regarding the Valuation Report, be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, statements of future economic performance, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the SEC, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL LIFESTYLE PROPERTIES, INC. a Maryland corporation

Dated: December 6, 2016	By:	/s/ Tammy J. Tipton
Tammy J. Tipton, Chief Financial Officer and Treasurer